UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 4, 2015
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Bylaws of Micron Technology, Inc. (the "Company"), on May 4, 2015, the Company's Board of Directors appointed Mr. Ernie Maddock, 57, to be the Company's Chief Financial Officer and Vice President, Finance. Mr. Maddock is expected to commence employment with the Company on or about June 1, 2015. Mr. Maddock will also serve as the Company's Principal Financial and Accounting Officer. Mr. Mark Adams, who served as the Company's interim Chief Financial Officer will continue to serve as the Company's President and Mr. Mark Heil, who served as the Company's interim Principal Financial and Accounting Officer, will continue to serve as the Company's Senior Finance Director and Corporate Controller. The press release related to Mr. Maddock's appointment is attached as an exhibit to this Current Report on Form 8-K.
Prior to his appointment as the Company's Chief Financial Officer and Vice President, Finance, Mr. Maddock served as Executive Vice President and Chief Financial Officer at Riverbed Technology, Inc. ("Riverbed"), where he was also responsible for worldwide operations and information technology. Prior to Riverbed, Mr. Maddock was with Lam Research Corporation where he held several executive positions including Executive Vice President and Chief Financial Officer, Senior Vice President of Global Operations, and Vice President, Customer Support Business Group. Mr. Maddock has a BS in Industrial Management from Georgia Institute of Technology and an MBA from Georgia State University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on May 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	May 6, 2015	By:	/s/ Mark W. Adams
		Name:	Mark W. Adams
		Title:	President

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MAY 4, 2015

Exhibit	Description
99.1	Press Release issued on May 5, 2015

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